UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 10, 2014

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On March 10, 2014, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Celadon Group, Inc., a Delaware corporation, (the "Company"), in recognition of the Company's financial and operating results and the contribution of certain named executive officers to such results, approved a salary increase and granted restricted stock awards as described below.

Salary Increase

The Compensation Committee approved a salary increase for Eric Meek, the Company's Executive Vice President, Chief Financial Officer, and Treasurer, in recognition of his growing contribution to the Company, such that his annualized salary will increase to $235,000.

Restricted Stock Awards

On March 10, 2014, the Compensation Committee also approved restricted stock awards to each of Paul Will, Mr. Meek, Jonathan Russell, and Kenneth Core, effectively immediately.  The restricted stock awards vest one-fifth on each of the first five anniversaries of the grant date, conditioned on continued employment and certain other forfeiture provisions.

The following table sets forth the restricted stock awards.

Name and Position	Shares of Restricted Stock
Paul Will CEO and President	44,000

Eric Meek Executive Vice President, Chief Financial Officer, and Treasurer	22,000

Jonathan Russell President of Asset Light Business Units	18,000

Kenneth Core Vice President and Secretary	4,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: March 12, 2014	By:	/s/ Paul Will
Paul Will Chief Executive Officer and President

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